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                                                                   Exhibit 99.1





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                            ORCHID BIOSCIENCES, INC.


                           LOAN AND SECURITY AGREEMENT
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This LOAN AND SECURITY AGREEMENT is entered into as of December 23, 2002, by and between ORCHID BIOSCIENCES, INC. ("Borrower") and COMERICA BANK-CALIFORNIA ("Bank").

                                    RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Loan and Security Agreement ("this Agreement") sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

The parties agree as follows:

         1. DEFINITIONS AND CONSTRUCTION.

         1.1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the definitions set forth in Exhibit A. Any term used in the Code, and not defined herein, shall have the meaning given to the term in the Code.

         1.2. Accounting Terms. Any accounting term not specifically defined in Exhibit A shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term "financial statements" shall include the accompanying notes and schedules.

         2. ADVANCES AND TERMS OF PAYMENT.

              2.1. Credit Extensions.

              (a) Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the entire unpaid principal amount of all Credit Extensions from time to time made by Bank to Borrower, together with interest on the unpaid principal amount of each of such Credit Extensions at rates in accordance with the terms hereof.

              (b) Advances.

                  (i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding principal amount not to exceed at any time the lesser of (A) the Committed Revolving Line, or (B) the Borrowing Base, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall become and be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                  (ii) Form of Request. Whenever Borrower desires an Advance, Borrower shall notify Bank by facsimile transmission or telephone no later than 3:00 p.m., Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a written Loan Advance Request in or substantially in the form of Exhibit C. Bank is authorized to make Advances under this Agreement based upon instructions received from a Responsible Officer of Borrower or a designee of such a Responsible Officer, or without instructions if, in Bank's discretion, such Advances are necessary to pay and satisfy any Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by any Person whom Bank reasonably believes to be a Responsible Officer of Borrower or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or losses suffered by Bank as a result of any such reliance. Bank shall credit the amount of each Advance made under this Section 2.1(b) to Borrower's deposit account with Bank.


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         2.2. Overadvances. If the aggregate principal amount of all outstanding
Advances shall at any time exceed the lesser of the Committed Revolving Line or the Borrowing Base then in effect, Borrower shall immediately pay to Bank, in cash, the entire amount of such excess.

         2.3. Mandatory Prepayments.

              (a) If Borrower or any of its Subsidiaries shall at any time receive Net Cash Proceeds from any Asset Sale, then the entire amount of the Net Cash Proceeds from such Asset Sale shall be paid to Bank immediately upon receipt by Borrower or any of its Subsidiaries, and such Net Cash Proceeds shall be applied by Bank towards prepayment of unpaid principal of all outstanding Advances, and the balance (if any) of such Net Cash Proceeds shall be credited to Borrower's deposit account with Bank.

              (b) If Borrower or any of its Subsidiaries shall at any time receive Net Issuance Proceeds from any issuance of Equity Interests of Borrower or any of its Subsidiaries, then the entire amount of such Net Issuance Proceeds shall be paid to Bank immediately upon receipt by Borrower or any of its Subsidiaries, and such Net Insurance Proceeds shall be applied by Bank towards prepayment of unpaid principal of all outstanding Advances, and the balance (if any) of such Net Insurance Proceeds shall be credited to Borrower's deposit account with Bank.

              (c) If any Change in Control shall at any time occur, then, immediately upon the occurrence of such Change in Control, the Committed Revolving Line and the Commitment of Bank thereunder shall terminate in full, and the entire principal of each of the Advances then remaining unpaid, all of the unpaid interest accrued thereon, all of the unpaid fees occurred hereunder and all other Obligations owing under this Agreement or any of the other Loan Documents shall become due and payable.

              (d) Nothing in paragraph (a) or paragraph (c) of this Section 2.3 shall be construed as a consent of Bank for, or be deemed to permit, any Asset Sale or Change in Control not otherwise permitted by this Agreement.

         2.4. Revolving Maturity Date. The Committed Revolving Line and the Commitment of Bank hereunder shall terminate in full on the Revolving Maturity Date, and there shall become and be absolutely and unconditionally due and payable on the Revolving Maturity Date, and Borrower hereby promises to pay to Bank on the Revolving Maturity Date, the entire principal of each of the Advances then remaining unpaid, all of the unpaid interest accrued thereon, all of the unpaid fees accrued hereunder and all other unpaid sums and other Obligations owing to Bank under this Agreement or any of the other Loan Documents.

         2.5. Interest Rates; Payments; and Calculations.

              (a) Interest Rates. Except as set forth in Section 2.5(b), each of the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to the sum of the Prime Rate plus the Applicable Margin.

              (b) Late Fee; Default Rate. If any payment of any of the Obligations of Borrower or any of its Subsidiaries shall not be made within ten
(10) days after the date on which such payment shall have first become due and payable, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid payment, or (ii) the maximum amount permitted to be charged under applicable law. All of the Obligations of Borrower or of any of its Subsidiaries shall bear interest, from and after the occurrence and during the continuance of any Event of Default, at a rate equal to five percent (5%) above the sum of the Prime Rate plus the Applicable Margin. During the continuation of any Events of Default, interest accrued on the Advances and other Obligations shall become due and payable on demand and on the first calendar day of each month.

              (c) Payments. Interest accrued on the Advances and other Obligations shall be due and payable in arrears (i) monthly on the first calendar day of each month during the term hereof, and (ii) on the earlier to occur of the termination of the Committed Revolving Line or the date on which all of the Obligations shall become due and payable hereunder (whether by acceleration or otherwise). Bank shall, at its option, charge such interest, all Bank Expenses and all (if any) Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.


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              (d) Computation. In the event that the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

         2.6. Crediting Payments. So long as no Events of Default are continuing, but subject always to Section 4.3, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation of Borrower or any of its Subsidiaries as Borrower specifies. So long as any Event of Default is continuing, the receipt by Bank of any wire transfer of funds, check or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is in immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained in any of the Loan Documents, any wire transfer or payment received by Bank after 12:00 noon, Pacific time, shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under any of the Loan Documents would otherwise become due and payable (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead become due and payable on the next Business Day, and additional interest and fees, as the case may be, shall accrue and be payable for the period of such extension.

         2.7. Fees. Borrower shall pay to Bank the following:

              (a) Facility Fee. On the Closing Date, a facility fee of $60,000, which shall be fully earned and nonrefundable;

              (b) Commitment Fees. Commitment fees (collectively, "Commitment Fees") on the Unused Commitment Amount from time to time in effect during the period commencing on the date hereof and ending on the termination of the Committed Revolving Line and Bank's Commitment thereunder. The Commitment Fees shall be payable by Borrower to Bank in arrears for each calendar quarter ending after the date hereof, and (i) shall be computed on the Unused Commitment Amount in effect on each day during each calendar quarter at the annual rate equal to 0.33%, and (ii) shall be payable in arrears on the first day of each calendar quarter, beginning January 1, 2003, and on the termination in full of Bank's Commitment under the Committed Revolving Line; and

              (c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when such Bank Expenses become due and payable by Borrower in accordance with the terms of this Agreement and the other Loan Documents.

         2.8. Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligations of any kind to make any Credit Extensions or other extensions of credit of any kind under this Agreement or any of the other Loan Documents. Notwithstanding the foregoing, Bank shall have the right to terminate all of its obligations to make Credit Extensions under this Agreement immediately, and without notice, upon the occurrence and during the continuance of any Event of Default.

         3. CONDITIONS OF CREDIT EXTENSIONS.

         3.1. Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension under this Agreement is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, each of the following:

              (a) this Agreement, duly executed and delivered by Borrower;


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              (b) the Guaranty Agreement, the Security Agreement and the Pledge
Agreement, each duly executed and delivered by each of Borrower and its Subsidiaries;

              (c) the English Charge Over Shares, duly executed and delivered by Borrower; and the English Deed of Guarantee and Indemnity and the English Debenture, each duly executed and delivered by the UK Subsidiary;

              (d) evidence satisfactory to Bank that Borrower and its Restricted Subsidiaries have taken all such steps as shall be required by Bank to implement the lock box arrangements described in Section 4.3, and that Borrower and its Restricted Subsidiaries have, except as otherwise expressly permitted by Bank, duly and properly complied with the provisions set forth in Section 4.3.

              (e) with respect to each Restricted Deposit Account, a Deposit Account Control Agreement, each in form and substance reasonably satisfactory to Bank, duly executed and delivered by the Person or Persons with which such Restricted Deposit Account is held and maintained;

              (f) an officer's certificate of Borrower with respect to its Governing Documents and with respect to incumbency and resolutions authorizing the execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents to which the Borrower is or is to become a party, all as contemplated hereby;

              (g) an officer's certificate of each Subsidiary of Borrower with respect to its Governing Documents and with respect to incumbency and resolutions authorizing the execution, delivery and performance by such Subsidiary of each of the Loan Documents to which such Subsidiary is or is to become a party, all as contemplated hereby;

              (h) financing statements (Form UCC-1) from each of Borrower and its Subsidiaries;

              (i) each of the Treasury Management Service Agreement, the Agreement to Provide Insurance, and the Automatic Debit Authorization, each duly executed and delivered by Borrower and the Restricted Subsidiaries;

              (j) payment of the fees and Bank Expenses then due specified in
Section 2.7;

              (k) current SOS Reports indicating that, except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

              (l) an audit of the Collateral, the results of which shall be satisfactory to Bank;

              (m) current financial statements of Borrower and its Subsidiaries, including audited statements for Borrower's most recently ended fiscal year, together with an unqualified opinion, in accordance with Section 6.2;

              (n) the Common Stock Purchase Warrant, duly executed and delivered by Borrower;

              (o) the Equipment Lien Subordination Agreement, duly executed and delivered by Borrower and each of the Person or Persons holding all or any part of the GECC Debt;

              (p) the legal opinion, dated the Closing Date and addressed to Bank, from special counsel to Borrower, in or substantially in the form of Exhibit T, and otherwise in form and substance satisfactory to Bank;

              (q) the Closing Date Certificate, in or substantially in the form of Exhibit S, duly executed and delivered by Borrower; and


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              (r) such other agreements, instruments and documents or
certificates (including, without limitation, certificates of legal existence and good standing), and completion of such other matters, as Bank in its discretion may reasonably deem necessary or appropriate.

         3.2. Conditions Precedent to Each of the Credit Extensions. The obligation of Bank to make each Credit Extension under this Agreement, including the initial Credit Extension, is further subject to the satisfaction of each of the following additional conditions:

              (a) timely receipt by Bank of a Loan Advance Request, as provided in Section 2.1;

              (b) timely receipt by Bank of a Borrowing Base Certificate, certified by a Responsible Officer of Borrower, and setting forth all such true, accurate and complete information regarding the Accounts and Eligible Accounts as of the Borrower's close of business on the Business Day immediately preceding the day of such new Credit Extension as shall permit Bank to determine the Borrowing Base as of such immediately preceding Business Day; and

              (c) the representations and warranties of Borrower contained in
Section 5 shall be true, correct and complete in all material respects on and as of the date of such Loan Advance Request and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or shall exist after giving effect to such Credit Extension (provided, however, that the representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such other date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

         4. CREATION OF SECURITY INTERESTS.

            4.1. Grant of Security Interests. Upon the terms contained in this Agreement, the Security Agreement, the Pledge Agreement and the other Collateral Documents, Borrower grants and pledges to Bank, and each of the other Credit Parties from time to time party thereto shall grant and pledge to Bank, continuing security interests and Liens in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by each of Borrower and its Subsidiaries of each of its covenants and duties under the Loan Documents. Except as set forth in Section 5.11 of the Disclosure Schedule, such security interests and Liens shall constitute valid, first-priority security interests and Liens in the presently existing Collateral, and will constitute valid, first-priority security interests and Liens in later-acquired Collateral. Notwithstanding any termination of the Committed Revolving Line and the Bank's Commitment thereunder, Bank's Liens on the Collateral shall remain in effect for so long as any Obligations of Borrower or any of its Subsidiaries shall remain outstanding. The Obligations of Borrower under the Security Agreement, the Pledge Agreement and the other Collateral Documents are supplemental and in addition to the Obligations of Borrower under this Agreement.

            4.2. Perfection of Security Interests. Borrower authorizes, and shall cause each of the other Credit Parties from time to time party to any Collateral Documents to authorize, Bank to file at any time financing statements, continuation statements and amendments thereto that describe the Collateral and to describe the Collateral as all assets of each Credit Party of the kind pledged under the Collateral Documents and which contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, including whether such Credit Party is an organization, the type of organization and any organizational identification number issued to such Credit Party, if applicable. Any such financing statements may be signed by Bank on behalf of each Credit Party, as provided in the Code, and may be filed at any time in any jurisdiction. Borrower shall from time to time execute and deliver, and shall cause each of the other Credit Parties from time to time party to any Collateral Documents to execute and deliver, to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests and Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents. Each Credit Party shall have possession of its property and assets constituting Collateral, except where expressly otherwise provided in the Loan Documents or where Bank chooses to perfect its security interests by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third-party bailee, Borrower shall take such steps, and shall cause each of the other Credit Parties from time to time party to any Collateral Documents to take such steps, as Bank reasonably requests for Bank to (a) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, and (b) without limitation of the provisions contained in Section 4.3 and Section 6.8, obtain "control" of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term "control" are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower shall not, and shall not cause or permit any of the other Credit Parties to, create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper.


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            4.3. Lock Box Arrangements; etc.

              (a) All Obligations of Borrower and its Restricted Subsidiaries shall be on a "remittance basis" in accordance with the provisions of this
Section 4.3. Borrower shall, at its sole cost and expense, establish and maintain, and shall cause each of its Restricted Subsidiaries to establish and maintain (and Bank, at Bank's option, may establish and maintain at Borrower's cost and expense):

                            (i) a United States Post Office lock box (the "Lock
              Box"), to which Bank shall have exclusive access and control. Borrower irrevocably authorizes Bank, and shall cause each of its Restricted Subsidiaries irrevocably to authorize Bank, to remove contents from the Lock Box at any time and from time to time, for disposition in accordance with the terms of this Agreement and the other Loan Documents. Borrower agrees to notify all account debtors and other Persons at any time obligated to Borrower that all payments to Borrower (other than payments by electronic funds transfer) shall be remitted, for the account of Borrower, to the Lock Box, and Borrower shall include a like statement on all of its invoices; and

                            (ii) a non-interest bearing deposit account with
              Bank which shall be titled as designated by Bank (the "Cash Collateral Account"), to which Bank shall have exclusive access and control. Borrower shall notify all account debtors and other Persons at any time obligated to Borrower that all payments to Borrower by electronic funds transfer shall be remitted to the Cash Collateral Account, and Borrower shall include a like statement on all of its invoices. Borrower shall execute and deliver, and shall cause each of its Restricted Subsidiaries to execute and deliver, all such documents and authorizations as shall from time to time be required by Bank in order to establish and maintain the Lock Box and the Cash Collateral Account.

              (b) All items and other amounts which shall from time to time be remitted to the Lock Box or the Cash Collateral Account, or otherwise delivered by or for the benefit of Borrower or any of its Subsidiaries to Bank on account of partial or full payment of, or with respect to, any Collateral, shall: [(i) be deposited in the Cash Collateral Account; (ii) be applied by Bank to the payment of the Obligations, whether then due or not, in such order as Bank shall from time to time determine in its sole discretion; (iii) if any contingent Obligations are then outstanding, the balance (if any) remaining in the Cash Collateral Account shall, to the extent of the aggregate amount of such contingent Obligations, be held by Bank in such Cash Collateral Account as security for payment of such contingent Obligations; and (iv) the balance (if any) remaining after application in accordance with clause (ii) and clause (iii) of this paragraph (b) shall be credited to Borrower's Deposit Accounts or other accounts with Bank in accordance with Borrower's instructions.]

              (c) Borrower agrees that Bank shall not be liable for any loss or damage which Borrower may suffer as a result of Bank's processing of items or Bank's exercise of any other rights or remedies under this Agreement or any of the other Loan Documents, including, without limitation, any indirect, special or consequential damages, losses of revenues or profits, or any claims, demands or actions by any other Person or Persons arising out of or in connection with the processing of items or the exercise by Bank of any other rights or remedies under this Agreement or any of the other Loan Documents; provided, however, that nothing in this paragraph (c) shall operate to exculpate Bank from responsibility for actual losses or actual damages (but not indirect, special or consequential losses or damages) which Borrower may suffer as a direct result of Bank's gross negligence or willful misconduct.


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         4.4. Rights to Inspect; etc.

              (a) Borrower shall, and shall cause each of its Subsidiaries to, permit Bank or any of Bank's representatives, upon reasonable notice at reasonable times during ordinary business hours, to visit and inspect any of the offices and properties of Borrower or of any of its Subsidiaries, discuss financial matters relating to Borrower or any of its Subsidiaries with any officers of Borrower or of any of its Subsidiaries and with Borrower's independent public accountant (and Borrower hereby irrevocably authorizes its independent public accountant to discuss Borrower's financial matters with Bank or any of Bank's representatives), and examine and make abstracts or photocopies from any of the books or other corporate records of Borrower or of any of its Subsidiaries. Borrower also acknowledges and agrees that Bank (through any of Bank's officers, employees or agents) shall also have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to check, test and appraise the Collateral, to audit the Accounts of Borrower and its Subsidiaries and to other perform other Collateral audits in order to verify the financial condition of Borrower and of each of its Subsidiaries or otherwise to verify the amount, condition of, or any other matter relating to, all or any part of the Collateral.

              (b) All of the reasonable out-of-pocket costs and expenses incurred or sustained by Bank in connection with the conduct of any such inspections, examinations, Collateral checks, testing, appraisals and Account audits and other Collateral audits shall be for the account of Borrower; provided, however, that Borrower shall not be obligated to reimburse Bank for the out-of-pocket costs and expenses of more than two (2) such Collateral appraisals, audits and inspections per fiscal year conducted by or on behalf of Bank while no Events of Default are continuing. All of such costs and expenses incurred or sustained by Bank while Events of Default are continuing shall be for the account of Borrower.

         5. REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to Bank as follows:

              5.1. Due Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation, limited liability company or (as the case may be) other organization duly existing under the laws of the jurisdiction of its organization and qualified and licensed to do business in each state, country and other jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

              5.2. Due Authorization; No Conflict. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is or is to become a party, all as contemplated hereby, have been duly authorized, are not in conflict with and do not constitute a breach of any provision contained in the Governing Documents of any Credit Party, and do not and will not constitute an event of default under any material agreement by which any of the Credit Parties is or may become bound or affected. None of the Credit Parties is in default under any agreement by which it is bound, except to the extent such default could not reasonably be expected to cause a Material Adverse Effect.

              5.3. Collateral. Each of Borrower and the other Credit Parties from time to time party to any of the Collateral Documents has rights in or the power to transfer its property constituting Collateral, and its title to its property constituting Collateral is free and clear of all Liens, adverse claims, and restrictions on transfer or pledge, except for Permitted Liens. All Collateral is located solely in the Collateral States. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts have been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Neither Borrower nor any of its Subsidiaries has received notice of the actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in Section 5.12 of the Disclosure Schedule, none of the Collateral is maintained or invested with any Person other than Bank or Bank's affiliates.


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              5.4. Intellectual Property. Each of Borrower and its Subsidiaries
is the sole owner of its property and assets constituting Intellectual Property, except for licenses granted by Borrower or any of its Subsidiaries to its customers in the ordinary course of business. Each of the Copyrights, Trademarks and Patents owned by Borrower or any of its Subsidiaries is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower or any of its Subsidiaries that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect. Except as set forth in Section
5.4 of the Disclosure Schedule, the rights of Borrower and its Subsidiaries as licensees of intellectual property do not give rise to more than ten percent (10%) of consolidated gross revenues of Borrower and its Subsidiaries in any given month, including, without limitation, revenues derived from the sale, licensing, rendering or disposition of any product or service.

              5.5. Names; Location of Chief Executive Offices. Except as disclosed in Section 5.5 of the Disclosure Schedule, none of Borrower or its Subsidiaries has done business under any names other than the name of such Credit Party specified on the signature pages to the Guaranty Agreement, and its exact legal name is as set forth in the signature pages to the Guaranty Agreement. The chief executive office of each of Borrower and its Subsidiaries is located in the Chief Executive Office State identified in Section 5.5 of the Disclosure Schedule.

              5.6. Litigation. Except as set forth in Section 5.6 of the Disclosure Schedule, there are no actions or proceedings pending by or against Borrower or any of its Subsidiaries before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

              5.7. No Material Adverse Change in Financial Statements. All consolidating and consolidated financial statements relating to Borrower and its Subsidiaries from time to time delivered by Borrower or any of its Subsidiaries to Bank fairly present in all material respects the consolidating and consolidated financial condition of Borrower and its Subsidiaries as of the respective dates thereof and the consolidating and consolidated results of operations of Borrower and its Subsidiaries for the respective periods then ended. There has not been a material adverse change in the consolidating or in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent of such financial statements submitted to Bank.

              5.8. Solvency; Payment of Debts. Each of Borrower and its Subsidiaries is able to pay its debts (including trade debts) as they mature; the fair saleable value of assets (including goodwill minus disposition costs) of Borrower and its Subsidiaries exceeds the fair value of their liabilities; and Borrower and its Subsidiaries are not left with unreasonably small capital after the transactions contemplated by this Agreement.

              5.9. Compliance with Laws and Regulations. Borrower and its Subsidiaries have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from the failure by Borrower or its Subsidiaries to comply with ERISA that is reasonably likely to result in the incurring of any liability that could reasonably be expected to have a Material Adverse Effect. None of Borrower or its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. None of Borrower or its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Each of Borrower and its Subsidiaries has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Each of Borrower and its Subsidiaries is in compliance with all applicable environmental laws, regulations and ordinances, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. None of Borrower or its Subsidiaries has violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Subsidiaries has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or to pay such taxes could not reasonably be expected to have a Material Adverse Effect.

              5.10. Corporate Structure; Subsidiaries; etc.

              (a) Section 5.10 of the Disclosure Schedule identifies, as of the Closing Date, each direct or indirect Subsidiary of Borrower, each Subsidiary Guarantor, and each Inactive Subsidiary. Section 5.10 of the Disclosure Schedule identifies, with respect to each of Borrower's Subsidiaries identified in
Section 5.10 of the Disclosure Schedule, as of the Closing Date: (i) the State or other jurisdiction of organization of each such Person; (ii) the number of authorized and outstanding shares or other units of each class of Capital Stock and all other Equity Interests of each such Person; and (iii) with respect to each Subsidiary of Borrower, (A) each Person which owns or controls (whether legally or beneficially) any of the Capital Stock or other Equity Interests of each such Subsidiary, and (B) the number of shares or units of each class or kind of Capital Stock or other Equity Interests so owned or controlled by each such Person.

              (b) Except as otherwise disclosed in Section 5.10 of the Disclosure Schedule, none of the Inactive Subsidiaries engages in any business activities, owns any assets or property, or has any Indebtedness or other liabilities (other than Obligations).

              (c) No Credit Party is an "investment company" or a "company controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

              5.11. Existing Indebtedness; Liens; etc.

              (a) The Indebtedness of each of Borrower and its Subsidiaries as of the Closing Date is identified in Section 5.11(a) of the Disclosure Schedule (the "Existing Indebtedness"). With respect to each item of Existing Indebtedness identified in Section 5.11(a) of the Disclosure Schedule, the outstanding principal amount of which is $75,000 or more on or as of the Closing Date, Borrower has delivered or otherwise made available to Bank a true and complete copy of each instrument evidencing or governing such Existing Indebtedness or pursuant to which such Existing Indebtedness was issued or secured (including each amendment, consent, waiver or other instrument executed and/or delivered in respect thereof), as the same is in effect on or as of the Closing Date. Except as otherwise disclosed in Section 5.11(a) of the Disclosure Schedule, neither Borrower nor any of its Subsidiaries is in default in the payment of any Existing Indebtedness, which payments, in the aggregate, exceed $75,000, or in default or breach, in any material respect, in the performance of any other material obligation under any instrument evidencing or governing any Existing Indebtedness (in an aggregate amount exceeding $75,000) or pursuant to which any such Existing Indebtedness (in an aggregate amount exceeding $75,000) was issued or secured.

              (b) Section 5.11(b) of the Disclosure Schedule identifies all of the Liens (i) upon any Intellectual Property of Borrower or of any of its Subsidiaries, or (ii) upon any property of Borrower or of any of its Subsidiaries that secure Existing Indebtedness or other obligations or liabilities of Borrower or of any of its Subsidiaries and that are in existence on or as of the Closing Date.

              (c) Section 5.11(c) of the Disclosure Schedule identifies all Indebtedness of Borrower or of any of its Subsidiaries which is required to be repaid or prepaid in full or in part on (or within eighteen (18) months after) the Closing Date, in each case, showing the aggregate principal amount thereof so to be prepaid or prepaid, the names of the respective holders thereof, and the names of any Persons which directly or indirectly guaranteed any such Indebtedness.

              (d) There is no understanding or agreement of any kind (whether written or oral) of Borrower or any of its Subsidiaries with any holder or holders of any GECC Debt providing for or otherwise requiring the payment (or, as the case may be repurchase or acquisition) of GECC Debt otherwise than in accordance with the payment schedule described in Section 5.11(d) of the Disclosure Schedule.

              (e) None of the GECC Debt is secured by any security interests or other Liens on any property of Borrower or any of its Subsidiaries, other than security interests and Liens on property and assets described in Section 5.11(e) of the Disclosure Schedule.

              (f) None of the Subsidiaries of Borrower (i) is directly or indirectly liable or obligated for, or has otherwise incurred any Indebtedness with respect to, any GECC Debt, or (ii) has granted to any Person or Persons any security interests or Liens of any kind to secure any GECC Debt.

              (g) Section 5.11(g) of the Disclosure Schedule identifies each Investment of Borrower or of any of its Subsidiaries that is owned or held or is outstanding or in effect on or as of the Closing Date, other than (i) Investments by Borrower in any Equity Interests of any of its Subsidiaries, and
(ii) Investments by any Subsidiaries of Borrower in any Equity Interests of any other Subsidiaries of Borrower.

              5.12. Deposit Accounts; etc.

              (a) Section 5.12 of the Disclosure Schedule identifies each of the Deposit Accounts and other similar accounts of every kind maintained by Borrower or any of its Subsidiaries on or as of the Closing Date with any bank or other financial institution or with any mutual fund, securities broker, investment banking firm or other Person (collectively, "Existing Deposit Accounts").
Section 5.12 of the Disclosure Schedule sets forth: (i) the name or other designation of each account identified therein; (ii) the and address of the institution or other Person with which each such account is maintained; and
(iii) the name, address, telephone number and facsimile number of the contact person with each such institution or other Person. Section 5.12 of the Disclosure Schedule also identifies each of the Existing Deposit Accounts which is to be closed by the Borrower and its Subsidiaries, all in accordance with
Section 6.8 of this Agreement. The Borrower has furnished to Bank accurate information regarding the account number of each of the Existing Deposit Accounts.

              (b) None of the Borrower or any of its Subsidiaries owns, controls or maintains any Deposit Accounts or any other similar accounts, except the Existing Deposit Accounts identified in Section 5.12 of the Disclosure Schedule.

              (c) Section 5.12 of the Disclosure Schedule also identifies each of the Existing Deposit Accounts which is required to be made subject to a Deposit Account Control Agreement, all as provided by Section 6.8 (all of the Existing Deposit Accounts so identified being herein collectively called "Restricted Deposit Accounts").

              (d) Section 5.12 of the Disclosure Schedule also identifies each of the Existing Deposit Accounts which not required to be made subject to a Deposit Account Control Agreement (all of the Existing Deposit Accounts so identified being herein collectively called "Unrestricted Deposit Accounts").

              (e) The aggregate amount of all of the unrestricted cash and cash equivalents owned by Borrower and its Restricted Subsidiaries (on a consolidated basis) on and as of the Closing Date is as set forth in Section 5.12 of the Disclosure Schedule.

              5.13. Title to Real Properties; etc. All real property owned or leased by Borrower or by any of its Subsidiaries as of the Closing Date, and the nature of the interest therein, is identified in Section 5.13 of the Disclosure Schedule. Each of Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its businesses, including all real property identified in Section 5.13 to the Disclosure Schedule or in the financial statements referred to in Section 5.7. None of such real property is subject to any Liens, except for Permitted Liens.

              5.14. Transactions with Affiliates. Section 5.14 of the Disclosure
Schedule identifies: (a) all (if any) Indebtedness of Borrower or of any of its Subsidiaries to any Affiliate of Borrower on or as of the Closing Date, material contractual obligations of Borrower or of any of its Subsidiaries to any Affiliate of Borrower on or as of the Closing Date, and Investments in Borrower or in any of its Subsidiaries owned, held or controlled by any Affiliate of Borrower on or as of the Closing Date; and (b) all (if any) Indebtedness of any Affiliate of Borrower to Borrower or to any of its Subsidiaries on or as of the Closing Date, material contractual obligations of any Affiliate of Borrower to Borrower or to any of its Subsidiaries on or as of the Closing Date, and Investments in any Affiliate of Borrower owned, held or controlled by Borrower or by any of its Subsidiaries on or as of the Closing Date. For purposes of this
Section 5.13, the term "Affiliate of Borrower" shall not mean or include any Subsidiary of Borrower.

              5.15. Government Consents. Each of Borrower and its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of the business of each of Borrower and its Subsidiaries as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

              5.16. Full Disclosure. No representation, warranty or other statement made by Borrower or by any of its Subsidiaries in any of the Loan Documents or in any certificates or other written statements furnished to Bank, taken together with all such certificates and written statements furnished to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in any of the Loan Documents or in any such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts, and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

         6. AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees with Bank that, from and after the date hereof and until the Committed Revolving Line, the Commitment and all other obligations of Bank to make extensions of credit under any of the Loan Documents shall have terminated in full, and until all of the Obligations of Borrower and its Subsidiaries shall have been paid in full, Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

              6.1. Good Standing and Government Compliance. Each of Borrower and its Subsidiaries shall maintain its corporate existence and good standing in its Credit Party State, shall maintain qualification and good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to it by the authorities of the Credit Party State in which it is organized, if applicable. Borrower shall meet, and shall cause each of its Subsidiaries to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, except where the failure to meet such requirements could not reasonably be expected to have a Material Adverse Effect. Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Environmental Laws and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, and Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.

              6.2. Financial Statements; Reports; Certificates.

                  (a) Borrower shall deliver to Bank: (i) as soon as available, but in any event within 30 days after the end of each calendar month, consolidated and consolidating balance sheets and income statements covering operations of Borrower and its Subsidiaries during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer of Borrower; (ii) as soon as available, but in any event within 90 days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (or otherwise consented to in writing by Bank) on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) as soon as available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of any Subordinated Debt and all reports of Borrower on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal action pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of $100,000 or more; and (v) such budgets, sales projections, operating plans and other financial information generally prepared by Borrower or any of its Subsidiaries in the ordinary course of business as Bank may reasonably request from time to time.

                  (b) By 3:00 p.m., Pacific time, on each Business Day, Borrower shall deliver to Bank a Borrowing Base Certificate certified by a Responsible Officer of Borrower, and in or substantially in the form of Exhibit D hereto. Each such Borrowing Base Certificate shall contain all such true, accurate and complete information regarding the Accounts and Eligible Accounts as of the Borrower's close of business on the immediately preceding Business Day as shall permit Bank to determine the Borrowing Base as of such immediately preceding Business Day. The Borrowing Base Certificate furnished to Bank on the first Business Day of each week shall be accompanied by agings of Accounts and accounts payable in detail reasonably satisfactory to Bank.

                  (c) Within 30 days after the last day of each calendar month, Borrower shall deliver to Bank, with the monthly financial statements, (i) a Compliance Certificate, certified by a Responsible Officer of Borrower, and in or substantially in the form of Exhibit E hereto, (ii) a Borrowing Base Certificate, certified by a Responsible Officer of Borrower, as of the last day of such calendar month, together with agings of Accounts and accounts payable in detail reasonably satisfactory to Bank, and (iii) statements comparing the actual financial performance of Borrower and its Subsidiaries for such calendar month and for that part of the fiscal year ending with such calendar month to the projected financial performance for each of such fiscal periods set forth in the annual business plan and budget furnished to Bank pursuant to paragraph (e) of this Section 6.2.

                  (d) As soon as possible, and, in any event, within 3 calendar days after first becoming aware of the occurrence or existence of any Event of Default hereunder, a written statement of a Responsible Officer of Borrower setting forth details of the Event of Default and the action which Borrower or any of its Subsidiaries has taken or proposes to take with respect thereto.

                  (e) Not later than December 16, 2002, Borrower shall deliver to Bank a copy of Borrower's annual business plan and budget for Borrower's 2003 fiscal year, including projected consolidated and consolidating statements of operations and of cash flows of Borrower and its Subsidiaries for such 2003 fiscal year, all as approved by Borrower's Board of Directors.

                  (f) If the Liquidity Ratio as of the last Business Day of any calendar week shall be less than 1.50:1.00, then Borrower shall deliver to Bank, within three (3) Business Days, after the last day of such calendar week, a cash use schedule, certified by a Responsible Officer of Borrower, (i) showing projected cash receipts and cash disbursements for Borrower and its Subsidiaries for the next four (4) consecutive calendar weeks, and (ii) setting forth such other financial information as Bank may from time to time request.

                  (g) As provided by Section 4.4, Bank shall have the right from time to time after the Closing Date to audit Accounts of Borrower and its Subsidiaries and appraise Collateral, and all reasonable costs and expenses incurred or sustained by Bank in connection with any such audits or appraisals shall be for the account of Borrower as and to the extent provided by Section 4.4(b).

              6.3. Inventory. Borrower shall keep, and shall cause each of its Subsidiaries to keep, all Inventory in good and merchantable condition, free from all material defects, except for Inventory for which adequate reserves have been made.

              6.4. Taxes. Borrower shall make, and shall cause each of its Subsidiaries to make, due and timely payment or deposit of all material federal, state, local and other governmental taxes, assessments or contributions required of it by law, including, but not limited to, laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and Borrower shall execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower and its Subsidiaries have made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower, or (as the case may be) its Subsidiaries, need not make any such payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower and its Subsidiaries.

              6.5. Insurance.

                  (a) Borrower, at its expense, shall keep, and shall cause each of its Subsidiaries to keep, all of the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where business of Borrower or of its Subsidiaries is from time to time conducted. Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, liability and other insurance in amounts and of a type that are customary to businesses similar to business of Borrower or of its Subsidiaries.

                  (b) All of such policies of insurance shall be in such form, with such insurers, and in such amounts, as shall be reasonably satisfactory to Bank. All policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and each liability insurance policy shall show Bank as an additional insured and specify that the insurer must give at least 20 days prior notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower's option, be payable to Borrower or (as the case may be) its Subsidiary to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first-priority security interest upon the terms contained in the Loan Documents. If any Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank's option, be payable to Bank to be applied on account of the Obligations.

              6.6. Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

                  (a) Minimum Consolidated Revenues. The Consolidated Revenues of Borrower and its Subsidiaries for each successive fiscal period of three (3) consecutive calendar months ending on the last day of each of each calendar month, beginning November 30, 2002, shall not be less than ninety percent (90%) of the projections of such Consolidated Revenues for each such fiscal period that have been approved by Borrower's Board of Directors and delivered to Bank by a Responsible Officer of Borrower prior to the Closing Date. (b) Maximum Cash Burn. The Consolidated Cash Burn of Borrower and its Subsidiaries for each fiscal quarter of Borrower identified in the table below shall not be a deficit (i.e., a negative number) that is greater than the deficit Consolidated Cash Burn identified in the table below opposite such fiscal quarter:

               Fiscal Quarter Ending            Consolidated Cash Burn

                    12/31/02                          ($6,700,000)*
                    03/31/03                          ($5,300,000)
                    06/30/03                          ($4,600,000)
                    09/30/03                          (  $700,000)
                    12/31/03                          (     $1.00)

                    -----------
                    *Parentheses indicates a deficit or negative number.

              6.7. Identification of Subsidiaries; Provision of Collateral.

                  (a) If and whenever any direct or indirect Subsidiary of Borrower shall be created, formed or acquired by Borrower or by any of its Subsidiaries at any time after the date hereof, Borrower shall:

                                    (i) furnish promptly to Bank a written
                  notice identifying such Subsidiary and setting forth with respect to such Subsidiary all of the information required by
                  Section 5.10 with respect to the Subsidiaries of Borrower as of the Closing Date; and

                                    (ii) promptly comply with, and cause such
                  Subsidiary to comply with, the applicable terms of paragraph
                  (b) of this Section 6.7.

                  (b) Promptly after the consummation of any acquisition or the creation, formation or acquisition of any new Subsidiary of Borrower, Borrower shall:

                                    (i) in the case of any acquisition of Equity
                  Interests of any such Subsidiary by Borrower or by any of its Subsidiaries, whether in connection with the creation, formation or acquisition of a Subsidiary or otherwise: (A) deliver or cause to be delivered to Bank in pledge all of the stock certificates representing such Equity Interests, such Equity Interests to be held by Bank in pledge in accordance with the terms of the Pledge Agreement, or (as the case may be) otherwise comply with the terms of the Pledge Agreement applicable to the creation and perfection of security interests in such Equity Interests; and (B) cause such Subsidiary to execute and deliver to Bank (1) joinder agreements in form and substance reasonably satisfactory to Bank upon the terms of which such Subsidiary shall become a party to and bound by each of the Guaranty Agreement, the Security Agreement and the Pledge Agreement, the effect of which shall be that, as of the date set forth in such joinder agreements, such Subsidiary shall become a party to each such instrument and be bound by the terms thereof, and (2) such UCC financing statements and other Security Instruments as shall be required by Bank to perfect the security interests and Liens in Collateral being pledged and assigned by such Subsidiary pursuant to the Security Agreement and the Pledge Agreement;

                                    (ii) in the case of any acquisition of
                  property (other than Equity Interests) by Borrower or by any of its Subsidiaries, deliver or cause to be delivered to Bank, duly executed by the Persons acquiring such property, such UCC financing statements and other Security Instruments as shall be required by Bank to perfect the security interests and Liens in the property so acquired; and

                                    (iii) in each such case, comply with all of
                  the other applicable provisions of Section 6.9. and provide to Bank all such other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Bank, Governing Documents, and resolutions, as Bank shall reasonably deem necessary or advisable in connection with such acquisition of property or the creation, formation or acquisition of such Subsidiary.

                  6.8. Deposit Accounts; Banking Arrangements; etc.

                  (a) Neither Borrower nor any of its Subsidiaries shall, at any time or times after the Closing Date, except as and to the extent otherwise expressly permitted by Bank from time to time, open or maintain any Deposit Accounts (including any securities, investment or other similar accounts) with any banks or other financial institutions, except for (i) Deposit Accounts with Bank or with affiliates of Bank, and (ii) the Existing Deposit Accounts.

                  (b) Borrower shall, and shall cause each of its Subsidiaries to, close each Existing Deposit Account which is identified for closure in the table below and transfer all Cash and other Investments of Borrower and its Subsidiaries from each such closed account to Deposit Accounts with Bank or with affiliates of Bank, each such closure and transfer to be completed by the Closure Date identified in the table below opposite each such Existing Deposit Account. Each Existing Deposit Account identified in the tables set forth below in this paragraph (b) is identified by reference to the "Account Name" of such Existing Deposit Account set forth in Section 5.12 of the Disclosure Schedule.


                     Account Name                     Financial Institution    Closure Date

    Orchid:          PNC Operating Account                     PNC             90th day after Closing Date
    Gene Screen:     PNC-GS Operating                          PNC             120th day after Closing Date
    Lifecodes:       PNC-LC Operating                          PNC             120th day after Closing Date
    Orchid:          PNC Investment Account                    PNC             90th day after Closing Date
    Gene Screen:     PNC-GS Investment                         PNC             120th day after Closing Date
    Lifecodes:       PNC-LC Investment                         PNC             120th day after Closing Date
                     First Union Central Clearing          First Union         120th day after Closing Date

Each of the Existing Deposit                )        Each of these
Accounts identified in                      )        Existing Deposit
Section 5.12 of the                         )        Accounts is to be
Disclosure Schedule under the caption:      )        closed by
"Other miscellaneous locations              )        the 30th day after
operating accounts:"                        )        the Closing Date.

The following Existing Deposit Accounts may be maintained by the Borrower and its Subsidiaries after the Closing Date, but the Borrower and its Subsidiaries shall not cause or permit the aggregate of all balances of all of such Existing Deposit Accounts at any time to exceed $200,000:


       -------------------------------------------------------------------------
                       Account  Name                 Financial Institution
       -------------------------------------------------------------------------

        Orchid:        PNC Fringe Account              PNC

        Orchid:        CIGNA Account                   Fleet

        Lifecodes:     PNC-LC Draw Fees                PNC

                       First Union Stamford: Sweep     First Union
       -------------------------------------------------------------------------

                  (c) It is the express intention and agreement of Borrower and Bank that Bank shall at all times have a perfected first-priority security interest and Lien upon each material Deposit Account from time to time maintained by Borrower or any of its Subsidiaries with any Person or Persons. In order to give effect to this express intention and agreement, Borrower hereby agrees, and hereby agrees to cause each of its Subsidiaries, to: (i) establish, and at all times after the Closing Date maintain, with Bank or with affiliates of Bank all such demand deposit accounts and other banking and transaction accounts as Bank shall from time to time request; and (ii) at all times from and after the Closing Date make subject to a Deposit Account Control Agreement, in or substantially in the form attached hereto as Exhibit O, each Restricted Deposit Account held or maintained by Borrower or any of its Subsidiaries with any bank or other financial institution or with any mutual fund, securities broker, investment banking firm or other Person.

                  (d) Borrower shall furnish to Bank, not later than February 28, 2003, evidence satisfactory to Bank that (i) the Irrevocable Standby Letter of Credit No. RA1EJ8, dated June 19, 2002, in the amount of $2,681,843.85, issued for the account of Borrower by UBS PaineWebber Inc. (the "UBS L/C"), has been duly and properly surrendered for cancellation and replaced by a standby letter of credit issued by Bank for the account of Borrower, and (ii) all Cash and other collateral securing the obligations of Borrower under or with respect to the UBS L/C have been transferred to Bank to secure the Obligations of Borrower to Bank under or with respect to the standby letter of credit so issued by Bank. Until such Cash and other collateral is so transferred to Bank, Borrower shall be permitted to maintain in its Existing Deposit Accounts with UBS PaineWebber Inc. Cash and other collateral required to secure such obligations under the UBS L/C.

           6.9.  Further Assurances.

                  (a) Borrower shall from time to time, and shall cause each of its Subsidiaries from time to time to, make, execute, endorse, acknowledge, file and/or deliver to Bank such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments (collectively, "Additional Security Documents") and take such further steps relating to the Collateral covered by any of the Collateral Documents as Bank may from time to time reasonably require. Furthermore, Borrower shall cause to be delivered to Bank such opinions of counsel and other related documents as may be reasonably requested from time to time by Bank. In addition, Borrower shall, and shall cause each of its Subsidiaries to, promptly execute and deliver such further instruments and promptly take such further action as shall be requested by Bank from time to time in order to effect the purposes of this Agreement and the other Loan Documents.

                  (b) Borrower understands and agrees that time is of the essence of the covenants of Borrower under Section 6.7, Section 6.8 and this
Section 6.9, and, accordingly, Borrower covenants that it shall, and shall cause each of its Subsidiaries to, comply in all material respects with each request or requirement of Bank made pursuant to Section 6.7, Section 6.8 or this Section 6.9, each such request or requirement to be complied with promptly but, in any event, within fourteen (14) days after the date on which Borrower shall have first received from Bank written notice of such request or requirement.

           6.10. Completion of Liquidity Events.

                  (a) Borrower (i) shall complete, or (as the case may be) shall cause one or more of its Subsidiaries to complete, one or more Liquidity Events in one or more closings on or prior to March 31, 2003, and (ii) shall cause the conditions set forth in paragraph (b) of this Section 6.10 to be satisfied with respect to such Liquidity Events.

                  (b) By March 31, 2003, Borrower shall cause each of the following conditions to be satisfied with respect to such Liquidity Events:

                                    (i) upon consummation of the Liquidity
                  Events in one or more closings, Borrower shall have actually received, for its own account (A) directly, from one or more Financing Events or Asset Sales completed by Borrower, and/or
                  (B) indirectly, from one or more of its Subsidiaries, upon completion by such Subsidiaries of Asset Sales, cash proceeds in an aggregate amount equal to not less than $5,000,000;

                                    (ii) there shall have been delivered to Bank
                  true, correct and complete copies of all Financing Event Documents and all documents governing any Asset Sales, and all of the material terms and conditions of all of such documents shall be reasonably satisfactory in form and substance to Bank (it is understood that if the material terms and conditions of the documents governing the Turtle Asset Sale are consistent in all material respects with the terms and conditions of the Turtle Letter of Intent, then for purposes of this clause
                  (ii), the material terms and conditions of the documents governing the Turtle Asset Sale shall be deemed to be reasonably satisfactory in form and substance to the Bank);

                                    (iii) all material conditions precedent to
                  the consummation of each (if any) of the Financing Events, as set forth in the Financing Event Documents, shall have been satisfied;

                                    (iv) all material conditions precedent to
                  the consummation of each (if any) of the Asset Sales, as set forth in the agreements and other documents governing the same, shall have been satisfied; and

                                    (v) the Net Issuance Proceeds of each (if
                  any) Financing Event shall have been deposited by Borrower in a Deposit Account with Bank, and the Net Sales Proceeds of each (if any) Asset Sale shall have been deposited in a Deposit Account with Bank by Borrower or (as the case may be) by its Subsidiaries.

                  6.11. Landlord Lien Waivers. Borrower agrees to use, and to cause each of its Subsidiaries to use, best efforts to obtain a Landlord Lien Waiver in or substantially in the form of Exhibit R, or otherwise reasonably satisfactory to Bank in form and substance with respect to each Real Estate Lease which is outstanding on the Closing Date or which is negotiated, completed, renewed or extended by the Borrower or by any of its Subsidiaries at any time or from time to time after the Closing Date, but only if: (a) the aggregate amount of all of the rental payments required by the terms of such Real Estate Lease shall exceed $200,000 during any fiscal year of Borrower; and
(b) such Real Estate Lease relates to the lease, rental or occupancy of real property located in any of the following states of the United States: Maryland; New Jersey; North Carolina; Texas; or Virginia.

         7. NEGATIVE COVENANTS.

         Borrower covenants and agrees with Bank that, from and after the date hereof and until the Committed Revolving Line, the Commitment and all other obligations of Bank to make extensions of credit under any of the Loan Documents shall have terminated in full, and until all of the Obligations of Borrower and its Subsidiaries shall have been paid in full, Borrower shall not, and shall not cause or permit any of its Subsidiaries to, do any of the following:

                  7.1. Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, "Transfer"), or cause or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers.

                  7.2. Changes in Name, Location or Chief Executive Office; Changes in Business; Changes in Fiscal Year; Change in Control. Change its name or its Credit Party State, or relocate its chief executive office, without, in each such case, 30 days prior written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than business reasonably related or incidental to the businesses currently engaged in by Borrower or by any of its Subsidiaries; change its fiscal year end; enter into or undertake any transaction, arrangement or agreement (whether a consolidation, merger, sale of Equity Interests, reorganization or otherwise) that will result or could reasonably be expected to result in a Change in Control.

                  7.3. Mergers; Acquisitions. Merge or consolidate, or cause or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of any Subsidiary of Borrower into another Subsidiary of Borrower or into Borrower); or acquire, or cause or permit any of its Subsidiaries to acquire, all or any substantial part of any of the Equity Interests or property and assets of any other Person; except: (a) Permitted Investments; and (b) other acquisitions by Borrower and its Subsidiaries; provided, however, that (i) at the time of completion of each of such other acquisitions, no Event of Default shall be continuing or shall occur after giving effect thereto, and (ii) the aggregate fair market value of all property (including cash and Equity Interests) paid or to be paid by Borrower and its Subsidiaries in connection with all of the other acquisitions completed in compliance with clause (b) of this Section 7.3 shall not exceed $100,000 (determined for Borrower and all of its Subsidiaries on a consolidated basis).

                  7.4. Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or cause or permit any of its Subsidiaries so to do, except for Permitted Indebtedness; or prepay, repurchase or redeem, or otherwise repay prior to the scheduled maturity thereof, any Indebtedness (including any GECC Debt) of Borrower or of any of its Subsidiaries; or amend, restate or otherwise modify any instruments or documents evidencing or governing any such Indebtedness (including any GECC Debt), or take any other action of any kind (whether direct or indirect), as a result of which Borrower or any of its Subsidiaries shall become obligated to make any such prepayment, repurchase, redemption or other repayment. The limitations on prepayment of Indebtedness set forth in this Section 7.4 shall not be applicable to any prepayment of any of the Obligations of Borrower or any of its Subsidiaries to Bank.

                  7.5. Encumbrances. Create, incur, assume or allow any Liens with respect to any of its property, or assign or otherwise convey any rights to receive income, including the sale of any Accounts, or cause or permit any of its Subsidiaries so to do, except for Permitted Liens; or covenant with any other Person that Borrower or any of its Subsidiaries in the future will refrain from creating, incurring, assuming or allowing any Liens with respect to any of the property of Borrower or any of its Subsidiaries. Without limiting the foregoing provisions of this Section 7.5, Borrower further covenants and agrees with Bank that Borrower shall not, and shall not cause or permit any of its Subsidiaries to, create, incur or assume, or otherwise permit to exist, any Liens upon any Intellectual Property of Borrower or of any of its Subsidiaries, whether such Intellectual Property is now owned or shall at any time hereafter be created or acquired.

                  7.6. Restricted Payments; etc. Make any Restricted Payments, or cause or permit any of its Subsidiaries to make any Restricted Payments; except payments by Borrower to any former employee of Borrower or of any of its Subsidiaries in connection with the repurchase of Equity Interests of Borrower from any such Person; provided, however, that (a) at the time of the making of each such payment, no Event of Default shall be continuing or shall occur after giving effect thereto, and (b) the aggregate fair market value of all property (including cash) paid or to be paid by Borrower and its Subsidiaries in connection with all of such repurchases shall not exceed $100,000 (determined for Borrower and all of its Subsidiaries on a consolidated basis).

                  7.7. Investments. Directly or indirectly acquire or own, or make any Investments in or to any Person, or cause or permit any of its Subsidiaries so to do, except for Permitted Investments.

                  7.8. Restrictions on Subsidiary Distributions. Enter into or cause or permit to exist any consensual encumbrance or restriction on the ability of any Subsidiary of Borrower to (a) make any dividends or other distributions in respect of any Equity Interests of such Subsidiary, (b) pay any Indebtedness owed by such Subsidiary to Borrower or any of its Subsidiaries, (c) make any Investments in Borrower or any of its Subsidiaries, or (d) transfer any of its property to Borrower or any of its Subsidiaries.

                  7.9. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, or cause or permit any of its Subsidiaries to do so; except for agreements and transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person. For purposes of this Section 7.8, the term "Affiliate" shall not mean or include any of the Subsidiaries of Borrower.

                  7.10. Subordinated Debt; etc. Amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms governing any GECC Debt or Subordinated Debt; except any such amendment, modification, waiver or other change which would (a) extend the maturity or reduce the amount of any payment of principal thereof, (b) reduce the rate or extend the date for payment of interest thereon, or (c) relax or eliminate any covenant or other restriction applicable to Borrower or any of its Subsidiaries.

                  7.11. Inventory and Equipment. Store, or cause or permit any of its Subsidiaries to store, any Inventory or Equipment with any bailee, warehouseman or other similar third party, unless, promptly (and, in any event, within thirty (30) days) after Bank so requests, the third party shall be notified of Bank's security interests and Liens, and Bank (a) shall receive an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit, or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business, and, except for such other locations as Bank may approve in writing, Borrower shall keep, and shall cause each of its Subsidiaries to keep, its Inventory and Equipment only at the locations set forth in the Perfection Certificates delivered by Borrower to Bank prior to the Closing Date, and at such other locations of which Borrower gives Bank prior written notice and as to which Bank files Security Instruments where needed to perfect its security interests and liens in such Inventory and Equipment.

                  7.12. No Investment Company. Become or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for any such purpose.

         8. EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an "Event of Default" under this Agreement:

             8.1. Payment Default. If Borrower or any of its Subsidiaries shall fail to pay any of its Obligations to Bank punctually when due;

              8.2. Covenant Default.

                  (a) If Borrower or any of its Subsidiaries shall fail to perform any of the covenants contained in Article 6 of this Agreement, violate any of the covenants contained in Article 7 of this Agreement, or fail to perform, comply with or observe any of the covenants contained in Section 11 of the Guaranty Agreement; or

                  (b) If Borrower or any of its Subsidiaries shall fail or neglect to perform, comply with or observe any other term, provision, condition or covenant contained in this Agreement, any of the other Loan Documents or any other present or future agreements between Borrower or any of its Subsidiaries and Bank and, as to any default under any such other term, provision, condition or covenant that can be cured, shall fail to cure such default within 30 days after Borrower or (as the case may be) any of its Subsidiaries shall receive notice thereof or after any officer of Borrower or any of its Subsidiaries shall become aware thereof; provided, however, that if the default cannot by its nature be cured within the 30-day period or cannot, after diligent attempts by Borrower and its Subsidiaries, be cured within such 30-day period, and such default is likely to be cured within a reasonable time, then Borrower and its Subsidiaries shall have an additional reasonable period (which shall not, in any case, exceed 30 days) to attempt to cure such default, and, within such additional reasonable time period, Bank shall have no obligations to make any Credit Extensions until such default is cured or remedied;

              8.3. Defective Perfection. If Bank shall receive, at any time following the Closing Date, any SOS Report indicating that, except for Permitted Liens, Bank's security interests and Liens in all or any part of the Collateral are not prior to all other security interests or Liens of record reflected in the report;

              8.4. Material Adverse Change. If there shall occur at any time after the Closing Date: (a) any material adverse change in the business, operations, property or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole; or (b) any material impairment of the prospects for repayment of all or any portion of the Advances or other Obligations of Borrower or any of its Subsidiaries; or (c) any material impairment of the ability of Borrower or any of its Subsidiaries to perform, comply with or observe any of its material covenants or other agreements under any of the Loan Documents; or (d) any substantial impairment of the validity or enforceability of (i) any of the Loan Documents, (ii) any of the Obligations of Borrower or any of its Subsidiaries, (iii) any of the rights or remedies of Bank under any of the Loan Documents, or (iv) any of the security interests and Liens of Bank in all or any substantial part of the Collateral; or (e) any material impairment of the priority or value of all or any substantial part of the Collateral;

              8.5. Attachment. If any material portion of the assets of Borrower or of any of its Subsidiaries shall be attached, seized, subjected to a writ or distress warrant, or shall be levied upon, or shall come into the possession of any trustee, receiver or Person acting in a similar capacity, and such attachment, seizure, writ or distress warrant or levy shall not be removed, discharged or rescinded within 30 days, or if Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim shall become a Lien upon any material portion of the assets of Borrower or of any of its Subsidiaries, or if a notice of Lien, levy or assessment shall be filed of record with respect to any of the assets of Borrower or of any of its Subsidiaries by any governmental authority, or any department, agency or instrumentality thereof, or by any state, county, municipal, or other governmental agency, and the same shall not be paid within thirty (30) days after Borrower or any of its Subsidiaries shall receive notice thereof; provided, however, that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond shall be posted pending a good faith contest by Borrower or its Subsidiaries (provided that Bank shall have no obligations to made any Credit Extensions during such cure period);

              8.6. Insolvency. If Borrower or any of its Subsidiaries (other than any Inactive Subsidiaries) shall become insolvent, or if any Insolvency Proceeding shall be commenced by Borrower or by any of its Subsidiaries, or if any Insolvency Proceeding shall be commenced against Borrower or any of its Subsidiaries and shall not be dismissed or stayed within 45 days (provided that Bank shall have no obligations to make any Credit Extensions prior to the dismissal of any such Insolvency Proceeding);

              8.7. Other Agreements. If there shall be, at any time after the Closing Date, any default or other failure to perform in any agreement to which Borrower or any of its Subsidiaries shall from time to time be a party with any Person or Persons (other than Bank), and either (a) as a result of any such default or failure, any such Person or Persons shall have any rights, whether or not exercised, (i) to accelerate the maturity of any Indebtedness of Borrower or of any of its Subsidiaries in an amount in excess of $75,000, or (ii) to exercise remedies as secured parties or lienholders with respect to any property of Borrower or any of its Subsidiaries constituting collateral for any such Indebtedness, or (b) any such default or failure could reasonably be expected to have a Material Adverse Effect;

              8.8. Subordinated Debt. If Borrower or any of its Subsidiaries shall make any payment on account of, or any payment or other distribution on account of the redemption, repurchase or other acquisition for value of, any Subordinated Debt, except as and to the limited extent that any such payment shall, at the time it is to be made, be expressly permitted by the terms of any subordination agreement entered into with Bank;

              8.9. Judgments. If any judgment or judgments for the payment of money in an amount, individually or in the aggregate, in excess of $75,000 shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied and unstayed for a period of more than forty-five (45) days (provided that Bank shall have no obligations to make any Credit Extensions prior to the satisfaction or stay of any such judgments);

              8.10. Misrepresentations. If any material misrepresentation or material misstatement shall at any time or from time to time be made or shall otherwise occur or exist in any warranty or representation set forth in this Agreement or any of the other Loan Documents or in any Borrowing Base Certificate, Compliance Certificate or other certificate delivered to Bank by any Responsible Officer of Borrower or of any of its Subsidiaries pursuant to this Agreement or any of the other Loan Documents or to induce Bank to enter into this Agreement or any of the other Loan Documents or to make any Credit Extensions.

              8.11. Guaranty. If any of the Guaranties shall cease for any reason to be in full force and effect, or any of the Borrower's Subsidiaries shall fail to perform any of its Obligations under any of the Guaranties or any of the Collateral Documents securing any of the Guaranties (collectively, the "Guaranty Documents"), or any event of default shall occur under any of the Guaranty Documents or any guarantor shall revoke or purport to revoke any of the Guaranties, or any material misrepresentation or material misstatement shall at any time or from time to time be made or shall otherwise occur or exist in any warranty or representation set forth in any of the Guaranty Documents or in any certificate delivered to Bank in connection with any of the Guaranty Documents, or if any of the circumstances described in Sections 8.3 through 8.9 shall occur with respect to any of the Subsidiary Guarantors; or

              8.12. Change in Control. Any Change in Control shall at any time occur, or any "Change of Control" or any other similar event under and as defined in any instruments governing any Indebtedness of Borrower or of any of its Subsidiaries shall at any time occur.

          9. BANK'S RIGHTS AND REMEDIES.

              9.1. Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are irrevocably authorized by Borrower:

                  (a) declare all of the Obligations of Borrower, whether evidenced by this Agreement, any of the other Loan Documents, or otherwise, immediately due and payable (provided that, upon the occurrence of any Event of Default described in Section 8.6, all of the Obligations of Borrower shall become immediately due and payable without any action by Bank);

                  (b) demand that Borrower (i) deposit cash with Bank in an amount equal to the aggregate undrawn amount of all (if any) letters of credit at any time issued by Bank for the account of Borrower or any of its Subsidiaries, as collateral security for the repayment of any future drawings under such letters of credit, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of all (if any) of such letters of credit, and Borrower shall promptly deposit and pay such amounts;

                  (c) cease advancing money or extending credit to or for the benefit of Borrower or any of its Subsidiaries under this Agreement, any other Loan Documents or under any other agreements between Borrower or any of its Subsidiaries and Bank;

                  (d) settle or adjust disputes and claims directly with account debtors of Borrower or any of its Subsidiaries for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (e) make such payments and do such acts as Bank considers necessary or reasonable to protect its security interests and Liens in the Collateral. Borrower agrees to assemble the Collateral, if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter any of the premises where any Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge or Lien which, in Bank's determination, appears to be prior or superior to its security interests and Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank an irrevocable license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (f) set off and apply to any of the Obligations of Borrower any and all (i) balances and deposits of Borrower held by Bank, and (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                  (g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) all or any part of the Collateral. Bank is hereby granted irrevocable licenses and other rights, solely pursuant to the provisions of this Section 9.1, to use, without any charge, Borrower's labels, patents, copyrights, rights of use of any names, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to any Collateral, in completing production of, advertising for sale, and selling any Collateral, and, in connection with Bank's exercise of its rights under this
Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                  (h) sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to any of the Obligations in whatever manner or order Bank deems appropriate. Bank may sell all or any part of the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure shall not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower shall be credited only with payments actually made by the purchaser, received by Bank, and applied to the Indebtedness of the purchaser. If the purchaser fails to pay for any Collateral, Bank may resell the Collateral, and Borrower shall be credited with the proceeds of the sale;

                  (i) Bank may credit bid and purchase at any public sale;

                  (j) apply for the appointment of any receiver, trustee, liquidator or conservator of all or any part of the Collateral, without notice, and without regard to the adequacy of any other security or Collateral for any of the Obligations, and without regard to the solvency of Borrower, any of its Subsidiaries any guarantor or any other Person liable for any of the Obligations; and

                  (k) Borrower shall in any event remain liable for any deficiency that exists after disposition of all or any part of the Collateral as provided above, and such deficiency shall be paid immediately to Bank by Borrower.

Bank may comply with any applicable state, federal or foreign law requirements in connection with any disposition of any Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of any Collateral.

              9.2. Power of Attorney. Borrower hereby irrevocably appoints Bank (and each of Bank's designated officers or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interests and Liens in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) during the continuation of any Event of Default: (i) dispose of any Collateral; (ii) make, settle and adjust all claims under and decisions with respect to Borrower's policies of insurance; (iii) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (iv) transfer all or any part of the Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; and (e) file, in its sole discretion, one or more financing or continuation statements and amendments thereto relative to any of the Collateral without the signature of Borrower where permitted by law. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations of Borrower and its Subsidiaries have been fully repaid and performed, and all of Bank's obligations to provide Advances, other Credit Extensions and any other extensions of credit or other financial accommodations to Borrower or any of its Subsidiaries under this Agreement or any of the other Loan Documents shall have terminated.

              9.3. Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interests and Liens in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

              9.4. Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section
6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

              9.5. Bank's Liability for Collateral. Bank has no obligation to clean up or otherwise prepare all or any part of the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower and its Subsidiaries.

              9.6. No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy any of the Obligations by collecting all or any part of the Obligations from any other Person liable for them, and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank's rights against Borrower or any of its Subsidiaries. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

              9.7. Remedies Cumulative. Bank's rights and remedies under this Agreement, the other Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of any one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on the part of Borrower or any of its Subsidiaries shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed by or on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

              9.8. Demand; Protest. Borrower irrevocably waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

         10. NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party hereto relating to this Agreement, any of the other Loan Documents or any other agreements entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, or by certified mail, postage prepaid, return receipt requested, or by telefacsimile, to Borrower or to Bank, as the case may be, at its addresses set forth below:

                  If to Borrower:         Orchid BioSciences, Inc.
                                          4390 US Route One
                                          Princeton, New Jersey  08540
                                          Attn:  Chief Financial Officer
                                          FAX:  (609) 750-6401

                  with a copy to:         Richard C. Stewart, Esq.
                                          Lasser Hochman, L.L.C.
                                          75 Eisenhower Parkway
                                          Roseland, New Jersey  07068
                                          FAX:  (973) 226-0844

                  If to Bank:             Comerica Bank-California
                                          100 Federal Street
                                          28th Floor
                                          Boston, Massachusetts  02110
                                          FAX:  (617) 757-6351

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

              12. GENERAL PROVISIONS.

                  12.1. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto and shall bind all Persons who become bound as debtors to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the continuing right, without the consent of or any notice to Borrower, but subject always to the terms and provisions relating to confidentiality set forth in Section 12.8 of this Agreement, to sell, transfer, negotiate or grant participations in all or any part of, or any interests in, any of the Advances or other Credit Extensions, any of the Obligations of Borrower or any of its Subsidiaries or any of Bank's obligations, rights and benefits under this Agreement or any of the other Obligations.

                  12.2. Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims and liabilities claimed or asserted by any other Person in connection with the transactions contemplated by this Agreement, except if and to the extent that such obligations, demands, claims and liabilities have been caused by Bank's gross negligence or willful misconduct; and (b) all losses or Bank Expenses in any way suffered, incurred or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower or any of its Subsidiaries, whether under this Agreement, any of the other Loan Documents or otherwise (including, without limitation, reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                  12.3. Time of Essence. Time is of the essence for the performance by Borrower of all of its Obligations set forth in this Agreement and the other Loan Documents.

                  12.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.5. Amendments in Writing; Integration. All amendments to this Agreement must be in writing. All prior agreements, understandings, representations, warranties and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the other Loan Documents.

                  12.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Loan and Security Agreement.

                  12.7. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any of the Obligations of Borrower or any of its Subsidiaries shall remain outstanding. The Obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  12.8. Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (a) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (b) to prospective transferees or purchasers of any interest in the Advances, other Credit Extensions or any of the other Obligations, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Bank, (c) as required by law, regulation, rule or order, subpoena, judicial order or similar order, (d) as may be required in connection with the examination, audit or similar investigation of Bank, and
(e) as Bank may determine in its own discretion in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include any information that either: (i) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (ii) is disclosed to Bank by any third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

                  12.9. Delivery by Telecopier. Delivery of the signature pages to this Agreement by telecopier shall be as effective as delivery of manually executed counterparts of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]










            **Signature Page to Loan and Security Agreement Follows**

         IN WITNESS WHEREOF, the parties hereto have caused this LOAN AND SECURITY AGREEMENT to be executed as of the date first above written.

                                       ORCHID BIOSCIENCES, INC.


                                       By:  /s/ Michael E. Spicer
                                           ------------------------------
                                           Name:  Michael E. Spicer
                                           Title: Assistant Secretary

                                       COMERICA BANK-CALIFORNIA


                                       By:  /s/ Ronald W. Hana
                                           ------------------------------
                                           Name:  Ronald W. Hana
                                           Title: Vice President









                **Signature Page to Loan And Security Agreement**

                                    EXHIBIT A
DEFINITIONS:

"Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower or to any of its Subsidiaries arising out of the sale or lease of goods, the licensing, sale or other transfer of any Intellectual Property of Borrower or of any of its Subsidiaries, or the rendering of services by Borrower or by any of its Subsidiaries, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower or any of its Subsidiaries and all Credit Party Books relating to any of the foregoing.

"Additional Security Documents" has the meaning specified in Section 6.9.

"Advance" or "Advances" means a cash advance or cash advances under the Committed Revolving Line.

"Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

"Agreement to Provide Insurance" means the Agreement to Provide Insurance, in or substantially in the form of Exhibit G, to be executed and delivered to Bank by Borrower and each of its Restricted Subsidiaries.

"Applicable Margin" means a percentage, per annum, determined in accordance with the Pricing Grid below by reference to each of the following items as of the last day of and for each fiscal quarter of Borrower ending on or after December 31, 2002: (a) the Liquidity Ratio as of the last day such fiscal quarter; (b) the Consolidated EBITDA of Borrower and its Subsidiaries for such fiscal quarter; and (c) the Consolidated Debt Service Coverage Ratio ("DSC Ratio") as of the last day of such fiscal quarter:


=============================================================================================
                                     PRICING GRID
---------------------------------------------------------------------------------------------

    If Liquidity                              And Consolidated               Then Applicable
       Ratio                                    EBITDA or DSC                     Margin
         is                                        Ratio is                          is
---------------------------------------------------------------------------------------------
                                                 Consolidated
                                              EBITDA (less than)0
(less than) 1.50: 1.00                           or DSC Ratio                      2.50%
                                            (less than) 1:50: 1.00

---------------------------------------------------------------------------------------------

                                                 Consolidated
(greater than or equal to) 1.50: 1.00         EBITDA (less than)0                  2.00%
                                                 or DSC Ratio
                                            (less than) 1:50: 1.00
---------------------------------------------------------------------------------------------


(less than) 1.50: 1.00                   (less than or equal to) 1.50:1.00         1.00%


---------------------------------------------------------------------------------------------


(greater than or equal to) 1.50: 1.00    (greater than or equal to) 1.50:1.00      0.50%


---------------------------------------------------------------------------------------------


The "Applicable Margin" shall be determined by reference to the Liquidity Ratio, Consolidated EBITDA and DSC Ratio as of the last day of and for each fiscal quarter of Borrower ending on or after December 31, 2002 on the basis of the information for each such fiscal quarter set forth in the financial statements and Compliance Certificate for such fiscal quarter required to be delivered by Borrower to Bank pursuant to Section 6.2. No change in the Applicable Margin shall be effective until the third Business Day after the date on which Bank shall have received from Borrower the applicable financial statements and Compliance Certificate for any fiscal quarter pursuant to Section 6.2 calculating such new Liquidity Ratio, Consolidated EBITDA and DSC Ratio. If Borrower shall fail to deliver to Bank the applicable financial statements and Compliance Certificate for any fiscal quarter within three (3) Business Days after the same or required under Section 6.2, then the Applicable Margin shall be 2.50% from and after the expiration of such period of three (3) Business Days and until the third Business Day after the date on which Bank shall have received from Borrower the financial statements and Compliance Certificate for such fiscal quarter. Anything in this Agreement express or implied to the contrary notwithstanding, at all times after the Closing Date and until the Compliance Certificate and related financial statements for the fiscal quarter of Borrower ending December 31, 2002 shall have been delivered to Bank, the Applicable Margin shall at all times be 2.50%.

"Asset Sale" means any direct or indirect sale (including any sale of all or any part of any Subsidiary of Borrower by or through the issue or sale of any Equity Interests of such Subsidiary, and also including any sale pursuant to a sale and leaseback transaction), whether in a single transaction or in a series of related transactions, by Borrower or by any of its Subsidiaries of any businesses or property of Borrower or of any of its Subsidiaries, whether now owned or from time to time hereafter created, arising or acquired, including Equity Interests (including Equity Interests of any such Subsidiaries); provided, however, that the term "Asset Sale" shall not include any Permitted Transfers.

"Automatic Debit Authorization" means the Automatic Debit Authorization, in or substantially in the form of Exhibit H, to be executed and delivered to Bank by Borrower and each of its Restricted Subsidiaries.

"Bank Expenses" means any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of any of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending any of the Loan Documents (including fees and expenses of appeal), incurred before, during and after any Insolvency Proceeding, whether or not suit is brought.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.), as amended from time to time.

"Bingo Asset Sale" means the sale by Borrower to Beckman Coulter, Inc. of the Orchid Life Sciences business unit of Borrower (except for that portion of such business unit specific to performing in the facilities of Borrower and its Affiliates (a) services for others, and (b) genotyping). The material terms and condition of the Bingo Asset Sale are set forth in the Asset Purchase Agreement, dated on or about December 19, 2002, between Beckman Coulter, Inc. and Borrower.

"Borrowing Base" means, as at any date of determination, an amount equal to eighty percent (80%) of the Eligible Accounts, as determined by Bank with reference to the then most recent Borrowing Base Certificate delivered by Borrower to Bank.

"Borrowing Base Certificate" means a Borrowing Base Certificate, in or substantially in the form of Exhibit D or otherwise in form satisfactory to Bank, to be duly executed by a Responsible Officer of Borrower.

"Business Day" means any day that is not a Saturday, Sunday or other day on which banks in the State of California are authorized or required to close.

"Capital Stock" means (a) in the case of any corporation, any corporate capital stock of any class or series, (b) in the case of any association or other business entity, any shares, interests, participations, rights or other equivalents (howsoever designated) of corporate capital stock, and (c) in the case of any partnership or limited liability company, partnership or membership interests (whether general or limited).

"Cash" means unrestricted cash and cash equivalents.

"Cash Collateral Account" has the meaning specified in Section 4.3.

"Change in Control" shall mean any transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of Stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

"Chief Executive Office State" means, in relation to Borrower or any of its Subsidiaries, the State of the United States or (as the case may be) the foreign country where the chief executive office of such Person is located.

"Closing Date" means the date of this Agreement.

"Code" means the California Uniform Commercial Code, as amended or supplemented from time to time.

"Collateral" means any and all of the property of Borrower and its Subsidiaries described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent that (a) any such property is nonassignable by its terms without the consent of another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (b) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

"Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement, the English Charge Over Shares, the English Debenture, the Additional Security Documents, all other instruments executed and delivered to Bank on the Closing Date or from time to time thereafter pursuant to Section 3.1, Section
6.7 or Section 6.9, and all other Security Instruments executed and/or delivered from time to time pursuant to any of the foregoing.

"Collateral States" means, collectively, the States of the United States and the foreign countries where all or any part of the Collateral is located. The Collateral States have been identified by Borrower in Perfection Certificates prepared and completed by Borrower and its Subsidiaries and furnished by Borrower to Bank prior to the Closing Date.

"Commitment" means, collectively, in relation to Bank at any particular time, the obligations of Bank at such time to make Advances and other Credit Extensions to Borrower under the Committed Revolving Line upon the terms and subject to the conditions contained in this Agreement.

"Commitment Fees" has the meaning specified in Section 2.7(b).

"Committed Revolving Line" means the revolving credit facility in the maximum aggregate principal amount of $10,000,000 provided by Bank to Borrower upon the terms and subject to the conditions contained in this Agreement.

"Common Stock Purchase Warrant" means the Common Stock Purchase Warrant, in or substantially in the form of Exhibit P, to be executed and delivered to Bank by Borrower.

"Compliance Certificate" means a compliance certificate, in or substantially in the form of Exhibit E or otherwise in form and substance satisfactory to Bank, to be duly executed by a Responsible Officer of Borrower.

"Consolidated Cash Burn" means, in relation to Borrower and its Subsidiaries for any period, the Consolidated EBITDA of Borrower and its Subsidiaries for such period (which may be a deficit or negative number), plus the amount (if any) by which the Consolidated Working Capital of Borrower and its Subsidiaries on the first day of such period exceeds the Consolidated Working Capital on the last day of such period, minus the sum of (a) the amount (if any) by which the Consolidated Working Capital of Borrower and its Subsidiaries on the last day of such period exceeds the Consolidated Working Capital on the first day of such period, plus (b) the consolidated capital expenditures made in cash by Borrower and its Subsidiaries in such period, all as determined on a consolidated basis and in accordance with GAAP.

"Consolidated Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

"Consolidated Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date.

"Consolidated Debt Service" means, in relation to Borrower and its Subsidiaries for any period, the sum (without duplication) of (a) the consolidated interest expense of Borrower and its Subsidiaries for such period, plus (b) all regularly scheduled payments required to be made during such period on account of any principal of any Indebtedness of Borrower or of any of its Subsidiaries, including the principal component of any scheduled payments in respect of capital lease obligations, all as determined for Borrower and its Subsidiaries for such period, on a consolidated basis and in accordance with GAAP.

"Consolidated Debt Service Coverage Ratio" means, as of the last day of any fiscal period, the ratio of (a) the Consolidated EBITDA of Borrower and its Subsidiaries for such period, over (b) the sum of (i) the Consolidated Debt Service of Borrower and its Subsidiaries for such period, plus (ii) the consolidated capital expenditures of Borrower and its Subsidiaries for such period, other than capital expenditures made by Borrower or any of its Subsidiaries out of the cash proceeds of any extensions of credit made to, or any other Investments made in, Borrower or any of its Subsidiaries during such period.

"Consolidated EBITDA" means, in relation to Borrower and its Subsidiaries for any period, the consolidated net income (loss) of Borrower and its Subsidiaries for such period, plus, without duplication, and only to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) provision for income tax expense, plus (b) consolidated interest expense, plus (c) depreciation and amortization expense (including all non-cash amortization expense items, e.g., non-cash amortization of deferred compensation), all as determined for Borrower and its Subsidiaries for such period, on a consolidated basis and in accordance with GAAP.

"Consolidated Revenues" means, in relation to Borrower and its Subsidiaries for each successive fiscal period of three (3) consecutive calendar months ending on the last day of each calendar month, beginning November 30, 2002, the gross revenues of Borrower and its Subsidiaries for such fiscal period, all as determined on a consolidated basis in accordance with GAAP.

"Consolidated Working Capital" means, in relation to Borrower and its Subsidiaries as at any date of determination, the difference between (a) the Consolidated Current Assets (determined exclusive of cash and cash equivalents) of Borrower and its Subsidiaries as at such date, and (b) the Consolidated Current Liabilities of Borrower and its Subsidiaries as at such date.

"Contingent Obligations" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to: (a) any Indebtedness, lease, dividend, letter of credit or other obligation or liability of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligations" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

"Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished, and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

"Credit Extension" means each Advance or other extension of credit by Bank to or for the benefit of Borrower under this Agreement.

"Credit Parties" means, collectively, Borrower and all Subsidiary Guarantors; and "Credit Party" means Borrower or any of the Subsidiary Guarantors.

"Credit Party Books" means, in relation to Borrower or any of its Subsidiaries, all of such Person's books and records including: all ledgers; records concerning its assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

"Credit Party State" means, in relation to Borrower or any of its Subsidiaries, the State of the United States or (as the case may be) the foreign country or other jurisdiction under the laws of which such Person is organized.

"Deposit Account" means any deposit, securities, investment or other similar account at any time or from time to time maintained by Borrower or any of its Subsidiaries with any bank or other financial institution or with any mutual fund, securities broker, investment banking firm or other Person.

"Deposit Account Control Agreement" means a Deposit Account Control Agreement, in or substantially in the form of Exhibit O, or otherwise in form and substance satisfactory to Bank, to be executed and delivered to Bank with respect to each Deposit Account maintained by Borrower or any of its Subsidiaries with any Person or Persons (other than Bank).

"Disclosure Schedule" means the First Schedule, dated as of the Closing Date, prepared and completed by Borrower, and delivered by Borrower to Bank in connection with this Agreement and identified as the "Disclosure Schedule".

"Domestic Subsidiaries" means, at any time of reference, all of the direct or indirect Subsidiaries of Borrower that are organized at such time under the laws of any State of the United States or the District of Columbia.

"Eligible Accounts" means those Accounts that arise in the ordinary course of business of Borrower or of any of its Restricted Subsidiaries that comply with all of the representations and warranties to Bank set forth in Section 5.3 or in the Collateral Documents; provided, that Bank may change the standards of eligibility by giving Borrower 30 days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay in full (i) within 90 days of invoice date with respect to all Accounts, except Accounts complying with subclause (ii) of this paragraph (a), and (ii) within 120 days of invoice date, in the case of (A) Accounts with respect to which the account debtor is a governmental authority or agency of a State of the United States (or a municipal or other local authority within any such State), the Accounts of which account debtor have been approved by Bank in writing, or (B) other Accounts arising under certain contracts of an account debtor with Borrower or any of its Domestic Subsidiaries, the Accounts of which account debtor have been approved by Bank in writing;

(b) Accounts with respect to any account debtor, 25% of whose Accounts the account debtor has failed to pay (i) within 90 days of invoice date, with respect to any account debtor whose Accounts are covered by subclause (i) of paragraph (a), and (ii) within 120 days of invoice date with respect to any account debtor whose Accounts are covered by subclause (ii) of paragraph (a);

(c) Accounts with respect to which the account debtor is an officer, employee or agent of Borrower or of any of its Subsidiaries;

(d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(e) Accounts with respect to which the account debtor is an Affiliate of Borrower or any of its Subsidiaries;

(f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except to the extent that first-priority security interests and Liens of Bank in such Accounts shall have been duly and properly perfected in a manner satisfactory to Bank under the Federal Assignment of Claims Act or other applicable law;

(h) Accounts with respect to which Borrower or any of its Subsidiaries is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or any of its Subsidiaries, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower or any of its Subsidiaries;

(i)      Accounts that have not yet been billed to the account debtor;

(j) Accounts with respect to any account debtor, including all Subsidiaries and Affiliates of such account debtor, whose total obligations to Borrower and its Subsidiaries exceed 25% of all Accounts, to the extent all of such obligations to Borrower and its Subsidiaries exceed the aforementioned percentage, except as approved in writing by Bank;

(k) Accounts with respect to which (i) the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or (ii) the account debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(l) Accounts the collection of which Bank reasonably determines, after inquiry and consultation with Borrower, to be doubtful.

"Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are (a) supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, (b) insured by EXIM Bank, (c) generated by an account debtor with its principal place of business in Canada, provided that the Bank has perfected its security interest in the appropriate Canadian province, or (d) approved by Bank on a case-by-case basis.

"English Charge Over Shares" means the Charge Over Shares, in or substantially in the form of Exhibit L, to be executed and delivered to Bank by Borrower.

"English Debenture" means the Debenture, in or substantially in the form of Exhibit N, to be executed and delivered to Bank by the UK Subsidiary.

"English Deed of Guarantee and Indemnity" means the Deed of Guarantee and Indemnity, in or substantially in the form of Exhibit M, to be executed and delivered to Bank by the UK Subsidiary.

"Environmental Laws" means all laws, rules, regulations, orders and the like issued by any federal, state, local foreign or other governmental or quasi-governmental authority or any agency thereof pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

"Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower or any of its Subsidiaries has any interests or rights.

"Equipment Lien Subordination Agreement" means the Equipment Lien Subordination Agreement, in or substantially in the form of Exhibit Q, to be executed and delivered to Bank by Borrower and each of the holders of all or any part of the GECC Debt.

"Equity Interests" means and includes Capital Stock and all warrants, options or other rights to purchase or otherwise acquire Capital Stock.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"Event of Default" has the meaning assigned in Article 8.

"Existing Deposit Accounts" has the meaning assigned in Section 5.12.

"Existing Indebtedness" has the meaning assigned in Section 5.11.

"Financing Event" means any financing pursuant to which Borrower shall issue its Equity Interests or Subordinated Debt for cash, any such financing to be implemented and consummated in one or more closings upon the terms and subject to the conditions contained in Financing Event Documents.

"Financing Event Documents" means, collectively all agreements, instruments and other documents setting forth the terms and conditions governing the issuance and sale by Borrower for cash and for its own account, and the purchase by investors from Borrower, of Borrower's Equity Interests or Subordinated Debt.

"Foreign Subsidiaries" means, at any time of reference, collectively, all of the direct or indirect Subsidiaries of Borrower that are organized at such time under the laws of any jurisdiction other than any State of the United States or the District of Columbia.

"GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

"GECC Debt" means, collectively, all Indebtedness and other obligations and liabilities of Borrower under or in respect of (a) the Master Loan and Security Agreement No. 7465, dated as of December 16, 1998, between Borrower and Oxford Venture Finance, LLC (such agreement, together with all schedules and exhibits thereto, each as amended from time to time, being herein called the "GECC Loan Agreement"), (b) all Equipment Schedules from time to time executed and delivered pursuant to the GECC Loan Agreement, (c) all Promissory Notes and other agreements and instruments from time to time executed and delivered by Borrower pursuant to the GECC Loan Agreement, and (d) any and all loans and other extensions of credit from time to time made to Borrower under or pursuant to the GECC Loan Agreement.

"Governing Documents" means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, or any one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

"Guaranties" means, collectively, (a) the Guaranty Agreement, (b) the English Deed of Guarantee and Indemnity, and (c) all other guaranty agreements or other similar instruments from time to time executed and delivered to Bank by Borrower or any of its Subsidiaries and upon the terms of which the payment of all or any part of the Obligations shall be guaranteed.

"Guarantors" means, collectively, Borrower and all Subsidiary Guarantors.

"Guaranty Agreement" means the Guaranty Agreement, in or substantially in the form of Exhibit I, to be executed and delivered to Bank by Borrower and each of its Subsidiaries.

"Inactive Subsidiary" means, in relation to any direct or indirect Subsidiary of Borrower at any particular time, any such Subsidiary that conducts no business, holds no assets (other than insubstantial and immaterial assets), and has no liabilities (other than insubstantial and immaterial liabilities), in each case, as at such time. For purposes of this Agreement, any Inactive Subsidiary shall cease to be an "Inactive Subsidiary" if and when such Subsidiary commences the conduct of business, acquires assets (other than insubstantial and immaterial assets), or incurs liabilities (other than insubstantial and immaterial liabilities).

"Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or other similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

"Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Intellectual Property" means any and all of the rights, title and interests of Borrower or of any of its Subsidiaries in and to the following:

(a)      Copyrights, Trademarks and Patents;

(b) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) any and all design rights available to Borrower or any of its Subsidiaries now or hereafter existing, created, acquired or held;

(d) all licenses and other rights to use any Copyrights, Patents or Trademarks; and

(e) all amendments, renewals and extensions of any Copyrights, Trademarks or Patents.

"Inventory" means all present and future inventory in which Borrower or any of its Subsidiaries shall have any rights or interests, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower or of any of its Subsidiaries, including any and all such inventory as shall be temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and all Credit Party Books relating to any of the foregoing.

"Investment" means any beneficial ownership of (including Equity Interests or other securities) any Person, or any loan, advance or capital contribution to any Person.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Landlord Lien Waiver" means, with respect to any Real Estate Lease, a Lien waiver from the lessor or landlord thereunder, in or substantially in the form attached hereto as Exhibit Q or otherwise in form and substance satisfactory to Bank.

"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"Liquidity Event" means any Financing Event or Asset Sale.

"Liquidity Ratio" means, as of any date of determination, the ratio of (a) the sum (i) the balance of Cash on such date, as determined for Borrower and its Domestic Subsidiaries on a consolidated basis, plus (ii) one hundred percent (100%) of the Accounts of Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries on and as of such date, to (b) the aggregate principal amount of all of the Advances and other Credit Extensions outstanding in and as of such date.

"Loan Advance Request" means the Loan Advance/Paydown Request Form, in or substantially in the form of Exhibit C or otherwise in form satisfactory to Bank, duly executed by a Responsible Officer of Borrower.

"Loan Documents" means, collectively, this Agreement, any note or notes from time to time executed by Borrower and delivered to Bank, the Guaranties, the Collateral Documents, and any other documents, instruments or agreements from time to time executed and/or delivered to Bank by Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement, all as amended or extended from time to time.

"Lock Box" has the meaning specified in Section 4.3.

"Material Adverse Effect" means any material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or (b) the ability of Borrower and the other Credit Parties to repay the Obligations or otherwise perform, observe or otherwise comply with any of their other material Obligations under any of the Loan Documents, or (c) the validity or enforceability of (i) any of the Loan Documents, (ii) any of the Obligations of Borrower or any of its Subsidiaries, or (iii) any of the rights or remedies of Bank under any of the Loan Documents,
(d) the validity, binding effect or priority of any of the security interests and Liens of Bank in property constituting Collateral, or (e) the value of all or any substantial part of the Collateral.

"Negotiable Collateral" means, collectively, all of the present and future letters of credit of which the Borrower or any of its Subsidiaries shall be a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and all Credit Party Books relating to any of the foregoing.

"Net Cash Proceeds" means, in connection with any Asset Sale, the cash proceeds (including any cash payments received by way of deferred payment pursuant to any promissory note, receivable or otherwise, but only as and when received in cash) of such Asset Sale, net of (a) transaction costs (including any underwriting, brokerage or other selling commissions and legal, advisory and other fees and expenses, including title and recording expenses, associated therewith, in each case, actually incurred and satisfactorily documented), (b) required debt payments (other than pursuant hereto), and (c) taxes reasonably estimated to be payable as a result of such Asset Sale.

"Net Issuance Proceeds" means, with respect to any issuance by Borrower or any of its Subsidiaries of any Equity Interests or Subordinated Debt of Borrower or any of its Subsidiaries to any Person or Persons: (a) the gross cash proceeds received by Borrower or any of its Subsidiaries from any other Person or Persons in connection with any such issuance of any such Equity Interests or Subordinated Debt, as and when received; minus (b) all of the transaction costs (including legal, investment banking and other fees and disbursements) payable or incurred by Borrower or by any of its Subsidiaries in connection therewith in favor of any Person.

"Obligations" means, collectively, (a) all Indebtedness, principal, interest, Bank Expenses and other amounts from time to time owing to Bank by Borrower or any of its Subsidiaries pursuant to this Agreement, any of the other Loan Documents or any other agreements, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of any Insolvency Proceeding, and including any debt, liability, or obligation owing from Borrower or any of its Subsidiaries to others that Bank may have obtained by assignment or otherwise, and (b) all other Obligations (as that term is defined in Section 1(a) of the Guaranty Agreement) of Borrower or of any of its Subsidiaries to Bank.

"Patents" means all patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

"Periodic Payments" means, collectively, all (if any) installments or other similar recurring payments that Borrower or any of its Subsidiaries may now or at any time hereafter become obligated to pay to Bank pursuant to the terms and provisions of any agreement, instrument or other document now or hereafter in existence between Borrower or any of its Subsidiaries and Bank.

"Permitted Indebtedness" means, collectively:

(a) Indebtedness of Borrower or of any of its Subsidiaries in favor of Bank arising under this Agreement or any of the other Loan Documents;

(b) Indebtedness existing on the Closing Date and disclosed in Section 5.11 of the Disclosure Schedule;

(c) Indebtedness (including Indebtedness in the nature of capital lease obligations) not at any time to exceed $50,000 in the aggregate (as determined for Borrower and its Subsidiaries on a consolidated basis) secured by Liens of the kind described in clause (c) of the defined term "Permitted Liens"; provided such Indebtedness shall not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness;

(d)      Subordinated Debt;

(e) Indebtedness to trade creditors incurred in the ordinary course of business;

(f) extensions, refinancings and renewals of any items of Permitted Indebtedness identified or described in any of clauses (a) through (e), inclusive, of this definition; provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or any of its Subsidiaries, as the case may be; and

(g) Indebtedness of Borrower or any of its Subsidiaries arising out of Investments of the kind described in and permitted by clause (e) of the definition of the defined term "Permitted Investments".

"Permitted Investments" means, collectively:

(a) Investments existing on the Closing Date and disclosed in Section 5.11(g) of the Disclosure Schedule;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) Bank's certificates of deposit maturing no more than one (1) year from the date of investment therein, and (iv) Bank's money market accounts;

(c) repurchases of Equity Interests from former employees of Borrower or of any of its Subsidiaries; provided, however, that any Restricted Payments made in connection therewith as shall be expressly permitted by Section 7.6;

(d)      Investments accepted in connection with Permitted Transfers;

(e) Investments of Subsidiaries in or to Restricted Subsidiaries or in or to Borrower, and Investments by Borrower in Restricted Subsidiaries not to exceed $50,000 in the aggregate in any fiscal year of Borrower;

(f) Investments not to exceed $50,000 in the aggregate (as determined for Borrower and its Subsidiaries on a consolidated basis) in any fiscal year of Borrower consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business of Borrower or any of its Subsidiaries;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i) joint ventures or strategic alliances in the ordinary course of the business of Borrower and its Subsidiaries consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support; provided that any cash Investments by Borrower and its Subsidiaries do not exceed $50,000 in the aggregate (as determined for Borrower and its Subsidiaries on a consolidated basis) in any fiscal year of Borrower.

"Permitted Liens" means, collectively:

(a) any Liens existing on the Closing Date and disclosed in Section 5.11 of the Disclosure Schedule or arising under this Agreement, the Collateral Documents or any of the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower or any of its Subsidiaries maintains adequate reserves; provided the same have no priority over any of Bank's Liens;

(c) Liens not to exceed $50,000 in the aggregate (as determined for Borrower and its Subsidiaries on a consolidated basis) (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition; provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds from the sale or disposition of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses
         (a) through (c) above; provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.5 or Section 8.9;

(f) Liens in favor of other financial institutions arising in connection with Deposit Accounts of Borrower or any of its Subsidiaries held at such institutions; provided that, if and to the extent required by this Agreement, Bank has perfected security interests in the amounts held in such Deposit Accounts; and

(g) other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect on Borrower and its Subsidiaries, taken as a whole.

"Permitted Transfer" means the conveyance, sale, lease, license, transfer or other disposition by Borrower or by any of its Subsidiaries of:

(a)      Inventory in the ordinary course of its business;

(b) licenses and other similar arrangements for the use of any of the property of Borrower or of any of its Subsidiaries in the ordinary course of its business;

(c)      worn-out or obsolete Equipment;

(d) other assets of Borrower or of any of its Subsidiaries which do not in the aggregate (for Borrower and all of its Subsidiaries on a consolidated basis) exceed $50,000 during any fiscal year of Borrower; and

(e)      the Bingo Asset Sale and the Turtle Asset Sale.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

"Pledge Agreement" means the Pledge Agreement, in or substantially in the form of Exhibit K, to be executed and delivered by Borrower and each of its Subsidiaries.

"Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

"Real Estate Lease" means any lease, including any ground lease or space lease or any rental or occupancy agreement (in each case, whether written or oral, and whether express or implied), that relates to and governs or otherwise evidences the terms and conditions for the leasing or use of, or any leasehold or other similar interest in, any real property, and pursuant to which Borrower or any of its Subsidiaries shall lease any Real Property, in each case, as lessee or sublessee thereof.

"Responsible Officer" means, in relation to Borrower or any of its Subsidiaries, any of the chief executive officer, the chief operating officer, the chief financial officer or the controller of such Person.

"Restricted Deposit Accounts" has the meaning assigned in Section 5.12.

"Restricted Payments" means, in relation to Borrower and its Subsidiaries:

(a) any declaration or payment by Borrower or by any of its Subsidiaries of any dividends or other distributions on account of, or any payment or other distribution by Borrower or by any of its Subsidiaries on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any Capital Stock of or any other Equity Interests in Borrower; and

(b) the making by Borrower or any of its Subsidiaries of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution by Borrower or any of its Subsidiaries on account of the redemption, repurchase, defeasance or other acquisition for value of, any Subordinated Debt of any kind whatsoever.

"Restricted Subsidiaries" means, collectively, GeneShield, Inc., GeneScreen, Inc., and Lifecodes Corporation.

"Revolving Maturity Date" means December 22, 2003.

"Security Agreement" means the Security Agreement, in or substantially in the form of Exhibit J, to be executed and delivered by Borrower and each of its Subsidiaries.

"Security Instrument" means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

"SOS Report" means any official report from the Secretary of State of any Collateral State, Chief Executive Office State, Credit Party State or other applicable federal, state, local or foreign government office identifying current security interests and Liens filed on or against all or any part of the Collateral and Liens of record on all or any part of the Collateral as of the date of such report.

"Subordinated Debt" means any Indebtedness, obligations or other liabilities incurred by Borrower or by any of its Subsidiaries that are subordinated in writing to the Obligations on terms reasonably satisfactory to Bank in form and substance (and identified as being "Subordinated Debt" for purposes of this Agreement by Borrower and Bank).

"Subsidiary" means, in relation to any Person, any corporation, partnership or limited liability company or joint venture in which (a) any general partnership interest, or (b) more than 50% of the Equity Interests of which by the terms thereof hold ordinary voting power to elect the board of directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by such first Person, either directly or through an Affiliate of such first Person.

"Subsidiary Guarantors" means, collectively, all direct or indirect Subsidiaries of Borrower that shall from time to time be party to or otherwise bound by any of the Guaranties.

"Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections.

"Transfer" has the meaning specified in Section 7.1.

"Treasury Management Service Agreement" means the Treasury Management Service Agreement, in or substantially in the form of Exhibit F, to be duly executed and delivered by Borrower and by each Domestic Subsidiary that is a Restricted Subsidiary.

"Turtle Asset Sale" means the sale by Borrower of the Orchid Diagnostics business located at 550 West Avenue, Stamford, Connecticut, such business to consist of those assets and operations of Borrower relating to the provision of products and services for genetic diagnostic testing, including HLA genotyping, disease susceptibility testing and immunogenetics, as described by Borrower on its corporate website and in its SEC Form 10-Q filing for the period ended June 30, 2002. The material terms and conditions of the proposed Turtle Asset Sale are set forth in that certain Letter of Intent, dated October 28, 2002, between a third party and the Borrower (the "Turtle Letter of Intent").

"UK Subsidiary" means Orchid BioSciences Europe Limited, a private company limited by shares incorporated under the Companies Act 1985, and a wholly-owned Subsidiary of the Borrower.

"Unrestricted Deposit Account" has the meaning assigned in Section 5.12.

"Unused Commitment Amount" means, for any period, the average for such period of the excess, determined daily, of the Commitment of Bank from time to time in effect under the Committed Revolving Line during such period, over the aggregate principal amount of all Advances from time to time outstanding during such period.

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